Exhibit 99.1

MiX Telematics Reports Third Quarter Fiscal Year 2023 U.S. GAAP Financial Results

Third Quarter Highlights:
•Total revenue of $37.8 million, up 14% year-over-year (constant currency)
•Subscription revenue of $32.5 million, up 17% year-over-year (constant currency)
•Annual recurring revenue (“ARR”) of $131.8 million, up 17% year-over-year (constant currency)
•Record net quarterly organic subscriber additions of 44,600, bringing the total base to over 959,000
•Net income of $2.8 million, up from $0.6 million in the prior year
•Adjusted EBITDA of $8.4 million, at an Adjusted EBITDA margin of 22.2% (up from $6.0 million, at an Adjusted EBITDA margin of 17.0%, in the prior quarter)
•Net cash from operating activities of $11.2 million
•Free cash flow of $5.9 million

Midrand, South Africa and Boca Raton, January 26, 2023 - MiX Telematics Limited (“MiX Telematics” or the “Company”) (NYSE: MIXT, JSE: MIX), a leading global Software-as-a-Service (“SaaS”) provider of connected fleet management solutions, today announced financial results, in accordance with accounting principles generally accepted in the United States (“GAAP”), for the third quarter of fiscal year 2023, which ended December 31, 2022.

Management Commentary
“As we anticipated on our 2nd quarter earnings call, our 3rd quarter results are highlighted by record organic subscriber growth, a 520bp improvement in our adjusted EBITDA margin and a return to positive free cash flow generation,” said CEO Stefan Joselowitz. “Overall, I’m proud of our organization’s ability to capitalize on opportunities as we continue to see increased adoption of telematic solutions to improve driver safety and reduce risk.

“Heading into the 4th quarter of the fiscal year, we expect to see continued improvement in our operating margins while maintaining our balanced approach to growth and profitability. Our ability to generate free cash flow and margins that are in-line with our fiscal year-end target range is encouraging as we work to unlock full profitability potential.”

Financial Results for the Three Months Ended December 31, 2022
Subscription Revenue: Subscription revenue increased to $32.5 million, compared to $30.3 million for the third quarter of fiscal year 2022. The FSM business acquired on September 2, 2022 contributed $2.3 million to the subscription revenue for the third quarter of fiscal year 2023. Subscription revenue increased by 16.7% on a constant currency basis, year over year, of which 8.5% is attributable to the FSM business acquisition. During the third quarter of fiscal year 2023, the Company’s subscriber base increased by a net 44,600 subscribers, mainly due to the Africa segment, with contributions across all solution categories. Subscription revenue represented 85.9% of total revenue during the third quarter of fiscal year 2023.

The majority of the Company’s total revenue and subscription revenue are derived from currencies other than the U.S. Dollar. Accordingly, the strengthening of the U.S. Dollar against these currencies (in particular against the South African Rand) following continued currency volatility, has negatively impacted the Company’s revenue and subscription revenue reported in U.S. Dollars. Compared to the third quarter of fiscal year 2022, the South African Rand weakened by 14% against the U.S. Dollar. The Rand/U.S. Dollar exchange rate averaged R17.64 in the third quarter of fiscal year 2023 compared to an average of R15.42 during the third quarter of fiscal year 2022. The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the third quarter of fiscal year 2023 led to a 9.6% decrease in reported U.S. Dollar subscription revenue.

Total Revenue: Total revenue increased to $37.8 million, compared to $36.2 million for the third quarter of fiscal year 2022. Total revenue increased by 13.8% on a constant currency basis, year over year. Hardware and other revenue was $5.3 million, a decrease of 9.4%, compared to $5.9 million for the third quarter of fiscal year 2022. Hardware and other revenue decreased by 1.1% on a constant currency basis, year over year.

The impact of translating foreign currencies to U.S. Dollars at the average exchange rates during the third quarter of fiscal year 2023 led to a 9.4% decrease in reported U.S. Dollar total revenue.

Gross Margin: Gross profit increased to $24.3 million, compared to $22.5 million for the third quarter of fiscal year 2022. Gross profit margin increased 240 basis points to 64.4%, compared to 62.0% for the third quarter of fiscal year 2022. The subscription revenue margin during the third quarter of fiscal year 2023 was 69.6%, compared to 70.8% for the third quarter of fiscal year 2022.

Income From Operations: Income from operations increased to $4.0 million, compared to $2.6 million for the third quarter of fiscal year 2022. Operating income margin increased 353 basis points to 10.7%, compared to 7.1% for the third quarter of fiscal year 2022. Operating expenses of $20.3 million increased by $0.4 million, or 2.3%, compared to the second quarter of fiscal year 2022. The increase in operating expenses was mainly due to a $0.6 million increase in sales and marketing investments. It should be noted that the FSM business contributed $1.1 million of the total operating expenses for the third quarter of fiscal year 2023.

Net Income and Earnings Per Share: Net income increased to $2.8 million, compared to net income of $0.6 million in the third quarter of fiscal year 2022. During the third quarter of fiscal year 2023, net income included a net foreign exchange loss of $0.8 million before tax and a $1.3 million credit from the income tax effect of net foreign exchange losses (which includes a $1.1 million deferred tax credit on a U.S. Dollar intercompany loan between MiX Telematics and MiX Telematics Investments Proprietary Limited (“MiX Investments”), a wholly-owned subsidiary of the Company, as well as a $0.2 million deferred tax credit on other foreign exchange losses). During the third quarter of fiscal year 2022, net income included a net foreign exchange gain of $0.1 million before tax and a $1.1 million charge from the income tax effect of net foreign exchange gains, which relates to the deferred tax charge on a U.S. Dollar intercompany loan between MiX Telematics and MiX Investments.

Earnings per diluted ordinary share increased to 0.5 U.S. cents, compared to 0.1 U.S. cents in the third quarter of fiscal year 2022. For the third quarter of fiscal year 2023, the calculation was based on diluted weighted average ordinary shares in issue of 555.8 million compared to 564.6 million diluted weighted average ordinary shares in issue during the third quarter of fiscal year 2022. On a ratio of 25 ordinary shares to one American Depositary Share (“ADS”), earnings per diluted ADS increased to 13 U.S. cents compared to 3 U.S. cents in the third quarter of fiscal year 2022.

Adjusted Effective Tax Rate: The Company’s effective tax rate was 7.4%, compared to 76.0% in the third quarter of fiscal year 2022. Adjusted effective tax rate, a non-GAAP measure which excludes the impact of net foreign exchange gains and losses net of tax and acquisition-related costs, is the tax rate used in determining adjusted net income below. Adjusted effective tax rate was 39.6% compared to 35.5% in the third quarter of fiscal year 2022.

Adjusted EBITDA: Adjusted EBITDA, a non-GAAP measure, increased to $8.4 million, compared to $7.1 million for the third quarter of fiscal year 2022. Adjusted EBITDA margin, a non-GAAP measure, for the third quarter of fiscal year 2023 increased 260 basis points to 22.2%, compared to 19.6% for the third quarter of fiscal year 2022.

Adjusted Net Income and Adjusted Net Income Per Share: Adjusted net income increased to $2.3 million, compared to $1.6 million for the third quarter of fiscal year 2022. Adjusted net income per diluted ordinary share increased to 0.4 U.S. cents, compared to 0.3 U.S. cents in the third quarter of fiscal year 2022. At a ratio of 25 ordinary shares to one ADS, the adjusted net income per diluted ADS increased to 10 U.S. cents compared to 7 U.S. cents in the third quarter of fiscal year 2022.

Cash and Cash Equivalents and Cash Flow: At December 31, 2022, the Company had $25.0 million of cash and cash equivalents, compared to $33.7 million at March 31, 2022.

Net cash provided by operating activities for the third quarter of fiscal year 2023 increased to $11.2 million compared to $4.0 million net cash provided by operating activities for the third quarter of fiscal year 2022. The Company invested $5.3 million in capital expenditures (including investments in in-vehicle devices of $3.9 million), leading to free cash flow, a non-GAAP measure, of $5.9 million in the quarter. The Company generated negative free cash flow of $1.5 million for the third quarter of fiscal year 2022 when the Company invested $5.5 million in capital expenditures (including investments in in-vehicle devices of $3.7 million).

Net cash used in investing activities for the third quarter of fiscal year 2023 was $5.3 million, compared to $5.5 million net cash used in investing activities for the third quarter of fiscal year 2022.

Net cash used in financing activities amounted to $1.1 million for the third quarter of fiscal year 2023, compared to $2.0 million used during the third quarter of fiscal year 2022. The cash used in financing activities during the third quarter of fiscal year 2023 mainly consisted of short-term debt facilities utilized of $0.2 million, offset by dividends paid of $1.2 million. The cash used in financing activities during the third quarter of fiscal year 2022 consisted of ordinary shares repurchased of $0.8 million and dividends paid of $1.4 million, offset by facilities utilized of $0.2 million.

During the quarter, the South African Rand strengthened against the U.S. Dollar from R17.98 at September 30, 2022 to R16.98 at December 31, 2022 and as a result, cash increased by $0.6 million due to foreign exchange gains.

Quarterly Dividend
The last dividend payment of 4 South African cents (0.2 U.S. cents) per ordinary share and 1 South African Rand (6 U.S. cents) per ADS was paid on December 1, 2022 to ADS holders on record on November 18, 2022. A dividend of 4 South African cents per ordinary share and 1 South African Rand per ADS will be paid on March 2, 2023 to ADS holders on record as of the close of business on February 17, 2023.

The details with respect to the dividends declared for holders of our ADSs are as follows:
Ex dividend on New York Stock Exchange (NYSE)        Thursday, February 16, 2023
Record date                        Friday, February 17, 2023
Approximate date of currency conversion            Monday, February 20, 2023
Approximate dividend payment date            Thursday, March 2, 2023

Share Repurchases
No shares were repurchased during the three months ended December 31, 2022.

Conference Call Information
MiX Telematics management will host a conference call and audio webcast at 8:00 a.m. (Eastern Daylight Time) and 3:00 p.m. (South African Time) on Thursday, January 26, 2023 to discuss the Company’s financial results and current business outlook.
•The live webcast of the call will be available at the “Investor Information” page of the Company’s website,
http://investor.mixtelematics.com.
•To access the call, dial 1-877-451-6152 (within the United States) or 0-800-983-831 (within South Africa) or 1-201-389-0879 (outside of the United States). The conference ID is 13735507.
•A replay of this conference call will be available for a limited time at 1-844-512-2921 (within the United States) or 1-412-317-6671 (within South Africa or outside of the United States). The replay conference ID is 13735507.
•A replay of the webcast will also be available for a limited time at http://investor.mixtelematics.com.

About MiX Telematics Limited
MiX Telematics is a leading global provider of connected fleet and mobile asset solutions delivered as SaaS to over 959,000 subscribers in over 120 countries. The Company’s products and services provide enterprise fleets, small fleets and consumers with solutions for efficiency, safety, compliance and security. MiX Telematics was founded in 1996 and has offices in South Africa, the United Kingdom, the United States, Uganda, Brazil, Australia, Romania and the United Arab Emirates as well as a network of more than 130 fleet value-added resellers worldwide. MiX Telematics shares are publicly traded on the Johannesburg Stock Exchange (JSE: MIX) and MiX Telematics American Depositary Shares are listed on the New York Stock Exchange (NYSE: MIXT). For more information, visit www.mixtelematics.com.

Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding our position to execute on our growth strategy, and our ability to expand our leadership position. These forward-looking statements include, but are not limited to, the Company’s beliefs, plans, goals, objectives, expectations, assumptions, estimates, intentions, future performance, other statements that are not historical facts and statements identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in, or suggested by, these forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved.

Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of known and unknown risks and uncertainties, some of which are beyond our control including, without limitation:

•our ability to attract, sell to and retain customers;
•our ability to improve our growth strategies successfully, including our ability to increase sales to existing customers;
•our ability to adapt to rapid technological change in our industry and the use of artificial intelligence;
•competition from industry consolidation and new entrants into the industry;
•loss of key personnel or our failure to attract, train and retain other highly qualified personnel;
•our ability to integrate any businesses we acquire;
•the introduction of new solutions and international expansion;
•the impact of the global component shortage and supply chain disruptions;
•the ongoing effects and economic impact of COVID-19 or any other pandemic on our business, results of operations and financial conditions as well as the impact on our customer’s ability to meet their financial obligations, are highly uncertain and difficult to predict;
•our dependence on key suppliers and vendors to manufacture our hardware;
•our dependence on our network of dealers and distributors to sell our solutions;
•our ability to navigate and adapt in adverse global economic and market conditions;
•businesses may not continue to adopt fleet management solutions;
•our future business and system development, results of operations and financial condition;
•expected changes in our profitability and certain cost or expense items as a percentage of our revenue;
•changes in the practices of insurance companies;
•the impact of laws and regulations relating to the Internet and data privacy;
•our ability to ensure compliance with export laws, customs and import regulations, economic sanctions and Export Administration Regulations;
•our ability to protect our intellectual property and proprietary technologies and address any infringement claims;
•our ability to defend ourselves from litigation or administrative proceedings relating to labor, regulatory, tax or similar issues;
•significant disruption in service on, or security breaches of, our websites or computer systems;
•our dependence on third-party technology;
•fluctuations in the value of the South African Rand;
•economic, social, political, labor and other conditions and developments in South Africa and globally;
•our ability to issue securities and access the capital markets in the future; and
•other risks set forth in our filings with the U.S. Securities Exchange Commission.

We assume no obligation to update any forward-looking statements contained in this press release and expressly disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see Annexure A titled “Non-GAAP Financial Measures and Key Business Metrics”. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP is provided in Annexure A.

Investor Relations Contact
Matt Glover and Cody Cree
Gateway Group, Inc.
MIXT@gatewayir.com
+1-949-574-3860

January 26, 2023

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 31, 2022	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$33,738	$24,968
Restricted cash	981	841
Accounts receivables, net	25,092	27,068
Inventory, net	3,356	4,995
Prepaid expenses and other current assets	11,463	10,065
Total current assets	74,630	67,937
Property, plant and equipment, net	32,274	36,944
Goodwill	44,434	40,552
Intangible assets, net	20,460	23,530
Deferred tax assets	3,768	2,365
Other assets	4,988	6,395
Total assets	$180,554	$177,723

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$5,597	$12,633
Accounts payables	8,052	3,609
Accrued expenses and other liabilities	19,610	23,498
Contingent consideration	—	3,792
Deferred revenue	6,692	6,607
Income taxes payable	590	894
Total current liabilities	40,541	51,033
Deferred tax liabilities	8,972	10,846
Contingent consideration	—	281
Long-term accrued expenses and other liabilities	4,344	3,794
Total liabilities	53,857	65,954

Stockholders’ equity:
MiX Telematics Limited stockholders’ equity
Preference shares: 100 million shares authorized but not issued	—	—
Ordinary shares: 605.2 million and 607.1 million no-par value shares issued and outstanding as of March 31, 2022 and December 31, 2022, respectively	64,390	64,283
Less treasury stock at cost: 53.8 million shares as of March 31, 2022 and December 31, 2022	(17,315)	(17,315)
Retained earnings	79,709	78,007
Accumulated other comprehensive income/(loss)	3,909	(9,534)
Additional paid-in capital	(4,001)	(3,677)
Total MiX Telematics Limited stockholders’ equity	126,692	111,764
Non-controlling interest	5	5
Total stockholders’ equity	126,697	111,769

Total liabilities and stockholders’ equity	$180,554	$177,723

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2022	2021	2022
Revenue
Subscription	$30,324	$32,469	$92,299	$94,132
Hardware and other	5,889	5,338	14,886	13,996
Total revenue	36,213	37,807	107,185	108,128
Cost of revenue
Subscription	8,869	9,864	27,215	29,769
Hardware and other	4,893	3,595	11,696	10,176
Total cost of revenue	13,762	13,459	38,911	39,945
Gross profit	22,451	24,348	68,274	68,183
Operating expenses
Sales and marketing	4,027	4,589	11,411	12,974
Administration and other	15,841	15,728	46,214	47,275
Total operating expenses	19,868	20,317	57,625	60,249
Income from operations	2,583	4,031	10,649	7,934
Other income/(expense)	114	(748)	178	859
Net interest expense	75	272	294	8
Income before income tax expense	2,622	3,011	10,533	8,785
Income tax expense	1,992	223	5,073	6,525
Net income	630	2,788	5,460	2,260
Less: Net income attributable to non-controlling interest	—	—	—	—
Net income attributable to MiX Telematics Limited	$630	$2,788	$5,460	$2,260

Net income per ordinary share
Basic	$0.001	$0.005	$0.010	$0.004
Diluted	$0.001	$0.005	$0.010	$0.004

Net income per American Depositary Share
Basic	$0.03	$0.13	$0.25	$0.10
Diluted	$0.03	$0.13	$0.24	$0.10

Ordinary shares
Weighted average	552,452	552,865	552,234	552,148
Diluted weighted average	564,580	555,811	565,076	556,047

American Depositary Shares
Weighted average	22,098	22,115	22,089	22,086
Diluted weighted average	22,583	22,232	22,603	22,242

MIX TELEMATICS LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended December 31,
	2021	2022
Cash flows from operating activities:
Cash generated from operations	$18,621	$13,551
Interest received	300	590
Interest paid	(262)	(601)
Income tax paid	(3,999)	(745)
Net cash provided by operating activities	14,660	12,795

Cash flows from investing activities:
Acquisition of property, plant and equipment – in-vehicle devices	(13,413)	(14,521)
Acquisition of property, plant and equipment – other	(1,462)	(788)
Proceeds from the sale of property, plant and equipment	54	71
Acquisition of intangible assets	(4,083)	(4,086)
Cash paid for business combination	—	(3,739)
Net cash used in investing activities	(18,904)	(23,063)

Cash flows from financing activities:
Cash paid for ordinary shares repurchased	(801)	(107)
Cash paid on dividends to MiX Telematics Limited stockholders	(4,484)	(3,955)
Movement in short-term debt	666	7,562
Net cash (used in)/from financing activities	(4,619)	3,500

Net decrease in cash and cash equivalents, and restricted cash	(8,863)	(6,768)
Cash and cash equivalents, and restricted cash at beginning of the period	46,343	34,719
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(782)	(2,142)
Cash and cash equivalents, and restricted cash at end of the period	$36,698	$25,809

Segment Information
Our operating segments are based on the geographical location of our Regional Sales Offices (“RSOs”) and also include our Central Services Organization (“CSO”). CSO is our central services organization that wholesales our products and services to our RSOs who, in turn, interface with our end-customers, distributors and dealers. CSO is also responsible for the development of our hardware and software platforms and provides common marketing, product management, technical and distribution support to each of our other operating segments.

Each RSO’s results reflect the external revenue earned, as well as its performance before the remaining CSO and corporate costs allocations. Segment performance is measured and evaluated by the chief operating decision maker (“CODM”) using Segment Adjusted EBITDA, which is a measure that uses income before income tax expense excluding acquisition-related costs, non-recurring legal costs, net interest expense, net foreign exchange gains/losses, net loss/profit on sale of property, plant and equipment, restructuring costs, stock-based compensation costs, impairment of long-lived assets, depreciation, amortization, operating lease costs and corporate and consolidation entries. Product development costs are capitalized and amortized and this amortization is excluded from Segment Adjusted EBITDA.

The segment information provided to the CODM is as follows (in thousands and unaudited):

	Three Months Ended December 31, 2021
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,242	$3,196	$21,438	$9,047
Europe	3,421	687	4,108	1,452
Americas	3,481	560	4,041	(88)
Middle East and Australasia	4,176	1,325	5,501	2,327
Brazil	993	108	1,101	230
Total Regional Sales Offices	30,313	5,876	36,189	12,968
Central Services Organization	11	13	24	(2,786)
Total Segment Results	$30,324	$5,889	$36,213	$10,182

	Three Months Ended December 31, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$18,029	$1,460	$19,489	$8,121
Europe	3,051	748	3,799	1,402
Americas	5,842	308	6,150	1,378
Middle East and Australasia	4,013	2,382	6,395	2,308
Brazil	1,516	440	1,956	614
Total Regional Sales Offices	32,451	5,338	37,789	13,823
Central Services Organization	18	—	18	(2,570)
Total Segment Results	$32,469	$5,338	$37,807	$11,253

	Nine Months Ended December 31, 2021
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$55,639	$6,007	$61,646	$26,825
Europe	10,207	3,285	13,492	4,885
Americas	10,548	1,223	11,771	484
Middle East and Australasia	12,732	4,180	16,912	7,535
Brazil	3,134	156	3,290	835
Total Regional Sales Offices	92,260	14,851	107,111	40,564
Central Services Organization	39	35	74	(7,830)
Total Segment Results	$92,299	$14,886	$107,185	$32,734

	Nine Months Ended December 31, 2022
	Subscription Revenue	Hardware and Other Revenue	Total Revenue	Segment Adjusted EBITDA
Regional Sales Offices
Africa	$55,163	$4,545	$59,708	$23,586
Europe	9,215	1,747	10,962	3,737
Americas	13,535	1,471	15,006	2,496
Middle East and Australasia	12,095	5,156	17,251	6,295
Brazil	4,065	1,077	5,142	1,457
Total Regional Sales Offices	94,073	13,996	108,069	37,571
Central Services Organization	59	—	59	(8,029)
Total Segment Results	$94,132	$13,996	$108,128	$29,542

The following table (unaudited and shown in thousands) reconciles total Segment Adjusted EBITDA to income before income tax expense for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2022	2021	2022
Segment Adjusted EBITDA	$10,182	$11,253	$32,734	$29,542
Corporate and consolidation entries	(2,359)	(2,267)	(7,209)	(7,219)
Operating lease costs (1)	(383)	(298)	(1,163)	(933)
Product development costs (2)	(328)	(280)	(1,026)	(972)
Depreciation and amortization	(3,584)	(4,012)	(10,931)	(11,208)
Impairment of long-lived assets	—	—	(28)	—
Stock-based compensation costs	(310)	(273)	(1,004)	(324)
Restructuring costs	(117)	(84)	(169)	(84)
Net (loss)/profit on sale of property, plant and equipment	—	(1)	43	32
Net foreign exchange gains/(losses)	126	(755)	110	743
Net interest expense	(75)	(272)	(294)	(8)
Non-recurring legal costs (3)	(530)	—	(530)	—
Acquisition-related costs	—	—	—	(784)
Income before income tax expense	$2,622	$3,011	$10,533	$8,785

Description of reconciling items:
1.For the purposes of calculating Segment Adjusted EBITDA, operating lease expenses are excluded from the Segment Adjusted EBITDA. Therefore, in order to reconcile Segment Adjusted EBITDA to income before income tax expense, the total lease expense in respect of operating leases needs to be deducted.

2.For segment reporting purposes, product development costs, which do not meet the capitalization requirements under ASC 730 Research and Development or under ASC 985 Software, are capitalized and amortized. The amortization is excluded from Segment Adjusted EBITDA. In order to reconcile Segment Adjusted EBITDA to income before income tax expense, product development costs capitalized for segment reporting purposes need to be deducted.

3.Includes legal related costs for a non-recurring patent infringement matter for the three months ended December 31, 2021, that has been resolved.

Annexure A: Non-GAAP Financial Measures and Key Business Metrics

We use certain measures to assess the financial performance of the business. Certain of these measures are termed “non-GAAP measures” because they exclude amounts that are included in, or include amounts that are excluded from, the most directly comparable measure calculated and presented in accordance with GAAP, or are calculated using financial measures that are not calculated in accordance with GAAP. These non-GAAP measures include adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted net income per share, adjusted effective tax rate, free cash flow and constant currency information.

An explanation of the relevance of each of the non-GAAP measures, a reconciliation of the non-GAAP measures to the most directly comparable measures calculated and presented in accordance with GAAP and a discussion of their limitations is set out below. We do not regard these non-GAAP measures as a substitute for, or superior to, the equivalent measures calculated and presented in accordance with GAAP or those calculated using financial measures that are calculated in accordance with GAAP.

In addition to providing the non-GAAP financial measures mentioned above, we disclose ARR to give investors supplementary indicators of the value of our current recurring revenue contracts. ARR represents the estimated annualized value of recurring revenue for subscription contracts that have commenced revenue recognition as of the measurement date.

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin
Adjusted EBITDA and adjusted EBITDA margin are two of the profit measures reviewed by the CODM. We define adjusted EBITDA as net income before income taxes, net interest expense, net foreign exchange gains/losses, depreciation of property, plant and equipment including capitalized customer in-vehicle devices, amortization of intangible assets including capitalized internal-use software development costs and intangible assets identified as part of a business combination, impairment of long-lived assets, stock-based compensation costs, net loss/profit on sale of property, plant and equipment, restructuring costs, non-recurring legal costs and acquisition-related costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue.

We have included adjusted EBITDA and adjusted EBITDA margin in this press release because they are key measures that the Company’s management and Board of Directors use to understand and evaluate its core operating performance and trends; to prepare and approve its annual budget; and to develop short and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA and adjusted EBITDA margin can provide a useful measure for period-to-period comparisons of the Company’s core business. Accordingly, the Company believes that adjusted EBITDA and adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating its operating results.

A reconciliation of net income (the most directly comparable financial measure presented in accordance with GAAP) to adjusted EBITDA for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2022	2021	2022
Net income	$630	$2,788	$5,460	$2,260
Plus: Income tax expense	1,992	223	5,073	6,525
Plus: Net interest expense	75	272	294	8
(Less)/plus: Foreign exchange (gains)/losses	(126)	755	(110)	(743)
Plus: Depreciation (1)	2,621	2,419	7,965	7,216
Plus: Amortization (2)	963	1,593	2,966	3,992
Plus: Impairment of long-lived assets	—	—	28	—
Plus: Stock-based compensation costs	310	273	1,004	324
Plus/(less): Net loss/(profit) on sale of property, plant and equipment	—	1	(43)	(32)
Plus: Restructuring costs	117	84	169	84
Plus: Non-recurring legal costs (3)	530	—	530	—
Plus: Acquisition-related costs	—	—	—	784
Adjusted EBITDA	$7,112	$8,408	$23,336	$20,418
Adjusted EBITDA margin	19.6%	22.2%	21.8%	18.9%

1.Includes depreciation of owned equipment (including in-vehicle devices).
2.Includes amortization of intangible assets (including intangible assets identified as part of a business combination).
3.Includes legal related costs for a non-recurring patent infringement matter for the three months ended December 31, 2021, that has been resolved.

Our use of adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and should not be considered as performance measures in isolation from, or as a substitute for, analysis of our results as reported under GAAP.

Some of these limitations are:
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to the Company;
•other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure; and
•certain of the adjustments (such as restructuring costs, impairment of long-lived assets and others) made in calculating adjusted EBITDA are those that management believes are not representative of our underlying operations and, therefore, are subjective in nature.

Because of these limitations, adjusted EBITDA and adjusted EBITDA margin should be considered alongside other financial performance measures, including income from operations, net income and our other results.

Adjusted Net Income and Adjusted Net Income Per Share
Adjusted net income is defined as net income excluding net foreign exchange gains/losses and acquisition-related costs, net of tax. Adjusted net income per share is defined as adjusted net income divided by the weighted average number of ordinary shares in issue during the period.
We have included adjusted net income per share in this press release because it provides a useful measure for period-to-period comparisons of our core business by excluding net foreign exchange gains/losses and acquisition-related costs, net of tax and associated tax consequences, from earnings. Accordingly, we believe that adjusted net income per share provides useful information to investors and others in understanding and evaluating our operating results.

The following tables (in thousands, except per share data, and unaudited) reconcile net income to adjusted net income and diluted net income per ordinary share or ADS to adjusted net income per ordinary share or ADS for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2022	2021	2022
Net income	$630	$2,788	$5,460	$2,260
Net foreign exchange (gains)/losses	(126)	755	(110)	(743)
Income tax effect of net foreign exchange gains/(losses)	1,107	(1,267)	1,417	2,792
Acquisition-related costs	—	—	—	784
Income tax effect of acquisition-related costs	—	—	—	(182)
Adjusted net income	$1,611	$2,276	$6,767	$4,911

Net income per ordinary share – diluted	$0.001	$0.005	$0.010	$0.004
Effect of net foreign exchange (gains)/losses to net income	#	0.001	#	(0.001)
Income tax effect of net foreign exchange gains/(losses)	0.002	(0.002)	0.003	0.005
Acquisition-related costs	—	—	—	0.001
Income tax effect of acquisition-related costs	—	—	—	#
Adjusted net income per ordinary share – diluted	$0.003	$0.004	$0.012	$0.009

Net income per ADS – diluted	$0.03	$0.13	$0.24	$0.10
Effect of net foreign exchange (gains)/losses to net income	*	0.03	*	(0.03)
Income tax effect of net foreign exchange gains/(losses)	0.05	(0.06)	0.06	0.12
Acquisition-related costs	—	—	—	0.04
Income tax effect of acquisition-related costs	—	—	—	(0.01)
Adjusted net income per ADS – diluted	$0.07	$0.10	$0.30	$0.22

# Amount less than $0.001
* Amount less than $0.01

Adjusted Effective Tax Rate
The adjusted effective tax rate is defined as income tax expense excluding the income tax effect of net foreign exchange gains/losses and acquisition-related costs divided by income before income tax expense excluding net foreign exchange gains/losses and acquisition-related costs.

A reconciliation of the effective tax rate (the most directly comparable financial measure presented in accordance with GAAP) to the adjusted effective tax rate for the periods shown is presented below (in thousands and unaudited):

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2022	2021	2022
Income before income tax expense	$2,622	$3,011	$10,533	$8,785
Net foreign exchange (gains)/losses	(126)	755	(110)	(743)
Acquisition-related costs	—	—	—	784
Income before income tax expense excluding net foreign exchange (gains)/losses and acquisition-related costs	$2,496	$3,766	$10,423	$8,826

Income tax expense	$(1,992)	$(223)	$(5,073)	$(6,525)
Income tax effect of net foreign exchange gains/(losses)	1,107	(1,267)	1,417	2,792
Income tax effect of acquisition-related costs	—	—	—	(182)
Income tax expense excluding income tax effect of net foreign exchange gains/(losses) and acquisition-related costs	$(885)	$(1,490)	$(3,656)	$(3,915)

Effective tax rate	76.0%	7.4%	48.2%	74.3%

Adjusted effective tax rate	35.5%	39.6%	35.1%	44.4%

Free Cash Flow
Free cash flow is determined as net cash provided by operating activities less capital expenditure for investing activities. We believe that free cash flow provides useful information to investors and others in understanding and evaluating the Company’s cash flows as it provides detail of the amount of cash the Company generates or utilizes after accounting for all capital expenditures including investments in in-vehicle devices.

The following table (in thousands and unaudited) reconciles net cash provided by operating activities to free cash flow for the periods shown:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2021	2022	2021	2022
Net cash provided by operating activities	$3,995	$11,213	$14,660	$12,795
Less: Capital expenditure payments	(5,534)	(5,335)	(18,958)	(19,395)
Free cash flow	$(1,539)	$5,878	$(4,298)	$(6,600)

Constant Currency
Constant currency information has been presented to illustrate the impact of changes in currency rates on the Company’s results. The constant currency information has been determined by adjusting the current financial reporting period results to the prior period average exchange rates, determined as the average of the monthly exchange rates applicable to the period. The measurement has been performed for each of the Company’s currencies, including the South African Rand and British Pound. The constant currency growth percentage has been calculated by utilizing the constant currency results compared to the prior period results.
The constant currency information represents non-GAAP information. We believe this provides a useful basis to measure the performance of our business as it removes distortion from the effects of foreign currency movements during the period.
Due to the significant portion of our customers who are invoiced in non-U.S. Dollar denominated currencies, we also calculate our subscription revenue growth rate on a constant currency basis, thereby removing the effect of currency fluctuation on our results of operations.
The following tables (in thousands, except year over year change) provide the unaudited constant currency reconciliation to the most directly comparable GAAP measure for the periods shown:

Subscription Revenue:
	Three Months Ended December 31,		Year Over Year Change
	2021	2022
Subscription revenue as reported	$30,324	$32,469	7.1%
Conversion impact of U.S. Dollar/other currencies	—	2,918	9.6%
Subscription revenue on a constant currency basis	$30,324	$35,387	16.7%

Hardware and Other Revenue:
	Three Months Ended December 31,		Year Over Year Change
	2021	2022
Hardware and other revenue as reported	$5,889	$5,338	(9.4)%
Conversion impact of U.S. Dollar/other currencies	—	485	8.2%
Hardware and other revenue on a constant currency basis	$5,889	$5,823	(1.1)%

Total Revenue:
	Three Months Ended December 31,		Year Over Year Change
	2021	2022
Total revenue as reported	$36,213	$37,807	4.4%
Conversion impact of U.S. Dollar/other currencies	—	3,403	9.4%
Total revenue on a constant currency basis	$36,213	$41,210	13.8%

Subscription Revenue:
	Nine Months Ended December 31,		Year Over Year Change
	2021	2022
Subscription revenue as reported	$92,299	$94,132	2.0%
Conversion impact of U.S. Dollar/other currencies	—	8,504	9.2%
Subscription revenue on a constant currency basis	$92,299	$102,636	11.2%

Hardware and Other Revenue:
	Nine Months Ended December 31,		Year Over Year Change
	2021	2022
Hardware and other revenue as reported	$14,886	$13,996	(6.0)%
Conversion impact of U.S. Dollar/other currencies	—	1,057	7.1%
Hardware and other revenue on a constant currency basis	$14,886	$15,053	1.1%

Total Revenue:
	Nine Months Ended December 31,		Year Over Year Change
	2021	2022
Total revenue as reported	$107,185	$108,128	0.9%
Conversion impact of U.S. Dollar/other currencies	—	9,561	8.9%
Total revenue on a constant currency basis	$107,185	$117,689	9.8%

Key Business Metrics

Annual Recurring Revenue

We believe that ARR is a key indicator of the trajectory of our business performance and serves as an indicator of future subscription revenue growth. We define ARR as the annualized value of subscription contracts that have commenced revenue recognition as of the measurement date. ARR is calculated by taking the subscription revenue for the last month of the period, multiplied by 12. It provides a 12 month forward view of revenue, assuming unit numbers, pricing and foreign exchange rates (the average monthly exchange rates applicable to the last month of the period) remain unchanged during the year. Constant currency ARR growth has been determined by adjusting the prior financial reporting period results to the last month of the current period average exchange rates, determined as the average monthly exchange rates applicable to the last month of the period.

ARR does not have a standardized meaning and is not necessarily comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and is not intended to be combined with or to replace it. ARR is not a forecast and the active contracts at the date used in calculating ARR may or may not be extended or renewed.

The following table (in thousands and unaudited) provides the constant currency ARR:

	December 31,
	2021	2022
Annual Recurring Revenue	$119,165	$131,822